UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2016

MEDIVATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32836	13-3863260
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

c/o Pfizer Inc.

235 East 42nd Street

New York, NY 10017

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 733-2323

525 Market Street, 36th Floor

San Francisco, California 94105

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On September 28, 2016, immediately prior to and in connection with the completion of the Offer (as such term is defined below) and the Merger (as such term is defined below), Medivation, Inc. (the “Company”) (i) repaid in full all outstanding amounts due in connection with the Amended and Restated Credit Agreement, dated as of October 23, 2015, by and among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, as amended (the “Credit Agreement”) and (ii) terminated all commitments under the Credit Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed by the Company on August 22, 2016, on August 20, 2016, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pfizer Inc., a Delaware corporation (“Pfizer”), and Montreal, Inc., a Delaware corporation and a wholly-owned subsidiary of Pfizer (“Purchaser”).

Pursuant to the Merger Agreement, on August 30, 2016, Purchaser commenced a tender offer to purchase all outstanding shares of the Company’s common stock (the “Shares”) at a price of $81.50 per Share, net to the seller in cash, without interest, but subject to any required withholding of taxes, upon the terms and conditions set forth in the Offer to Purchase, dated August 30, 2016, and in the related Letter of Transmittal (which, together with all amendments and supplements thereto, collectively constitute the “Offer”).

On September 28, 2016, Pfizer announced that the offering period and withdrawal rights of the Offer had expired at one minute after 11:59 p.m., Eastern Time, on September 27, 2016. The depositary for the Offer has indicated that a total of 115,574,041 Shares were validly tendered and not validly withdrawn pursuant to the Offer as of the expiration of the Offer, representing approximately 69.1% of the outstanding Shares. In addition, Notices of Guaranteed Delivery have been delivered for 17,659,861 Shares, representing approximately 10.6% of the outstanding Shares. The number of Shares tendered (excluding Shares delivered pursuant to Notices of Guaranteed Delivery for which certificates were not yet delivered) satisfies the minimum condition of the Offer. On September 28, 2016, Purchaser accepted for payment all Shares validly tendered and not validly withdrawn during the offering period, and Purchaser will promptly pay for such Shares in accordance with the terms of the Offer.

On September 28, 2016, Pfizer completed its acquisition of the Company pursuant to the terms of the Merger Agreement. On that date, Purchaser merged with and into the Company (the “Merger”) upon the filing on that date of a certificate of merger with the Secretary of State of the State of Delaware (the “Effective Time”) in accordance with Section 251(h) of the Delaware General Corporation Law, with the Company surviving as a wholly-owned subsidiary of Pfizer. Pursuant to the Merger Agreement, at the Effective Time, each Share outstanding immediately prior to the Effective Time (other than (i) treasury Shares held by the Company and any Shares owned by Pfizer, Purchaser or any other direct or indirect wholly-owned subsidiary of Pfizer, which Shares have been canceled, and (ii) Shares held by any person who was entitled to and has properly demanded statutory appraisal of his or her Shares) was converted into the right to receive the same $81.50 per Share, net to the seller in cash, without interest, subject to any required withholding of taxes (the “Merger Consideration”).

Pursuant to the Merger Agreement, all Company stock options (“Stock Options”), stock appreciation rights (“SARs”), performance share units (“PSUs”) and restricted stock units (collectively, “Medivation Equity Awards”) that were outstanding as of immediately prior to the Effective Time accelerated and became fully vested (in the case of PSUs, based on the deemed satisfaction of all applicable performance goals at the maximum levels) as of immediately prior to the Effective Time and as of the Effective Time, the Medivation Equity Awards and all Company restricted Shares were cancelled and converted into the right to receive the Merger Consideration payable in respect of each Share subject to such Medivation Equity Award (less the applicable exercise or base price in the case of Stock Options and SARs, respectively) and each restricted Share.

The foregoing description of the Merger Agreement and the related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on August 22, 2016, and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger, the Company no longer fulfills the numerical listing requirements of the NASDAQ Global Select Market (“NASDAQ”). Accordingly, on September 28, 2016, at the Company’s request, NASDAQ filed with the SEC a

Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to effect the delisting of shares of the Company’s common stock from NASDAQ. The Company’s common stock, which previously traded under the symbol “MDVN”, ceased to be traded on NASDAQ prior to the opening of trading on September 28, 2016. In addition, the Company intends to file with the SEC a Certification on Form 15 under the Exchange Act requesting the Shares be deregistered and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be terminated.

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the disclosure contained in Items 2.01 and 3.01 above and in Items 5.01 and 5.03 below is incorporated herein by reference. At the Effective Time, holders of Shares immediately prior to such time ceased to have any rights as stockholders in the Company (other than their right to receive the Merger Consideration pursuant to the Merger Agreement).

Item 5.01. Changes in Control of Registrant.

The disclosure contained in Item 2.01 above is incorporated herein by reference.

As a result of the consummation of the Offer and the Merger, there was a change in control of the Company, and Pfizer, as the direct parent of Purchaser, acquired control of the Company. As of the Effective Time, the Company became a wholly-owned subsidiary of Pfizer.

To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a further change in control of the Company.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the Effective Time, on September 28, 2016, each of Kim D. Blickenstaff, Kathryn E. Falberg, David Hung, Michael L. King, Patrick Machado, Dawn Svoronos, W. Anthony Vernon and Wendy L. Yarno resigned as a director of the Company and from any officer positions in which they then served. The executive officers of Medivation ceased serving in such capacities effective as of the Effective Time. In addition, pursuant to the Merger Agreement and effective as of immediately after the Effective Time, on September 28, 2016, Douglas E. Giordano, Margaret M. Madden and Bryan Supran were appointed to the Board of Directors of the Company.

Further, effective as of the Effective Time, on September 28, 2016, Douglas Giordano became President and Treasurer of the Company.

Douglas E. Giordano is an officer of Purchaser. Biographical information for Douglas E. Giordano was previously furnished to the Company and its stockholders by Pfizer and Purchaser and is set forth in Schedule I to the Offer to Purchase filed by Pfizer and Purchaser with the SEC on August 30, 2016, as subsequently amended, which is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger, the certificate of incorporation of the Company was amended and restated, the text of which amendment and restatement is filed as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

Pursuant to the Merger, the bylaws of the Company were amended and restated, the text of which amendment and restatement is filed as Exhibit 3.2 to this Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Number	Description

2.1	Agreement and Plan of Merger, dated August 20, 2016, among Medivation, Inc., Pfizer Inc. and Montreal, Inc. (incorporated by reference to Exhibit 2.1 to Medivation, Inc.’s Current Report on Form 8-K filed with the SEC on August 22, 2016).

3.1	Amended and Restated Certificate of Incorporation of Medivation, Inc.

3.2	Amended and Restated Bylaws of Medivation, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIVATION, INC.

Dated: September 28, 2016	By:	/s/ Margaret M. Madden
Margaret M. Madden
Secretary & Vice President

EXHIBIT INDEX

Number	Description

2.1	Agreement and Plan of Merger, dated August 20, 2016, among Medivation, Inc., Pfizer Inc. and Montreal, Inc. (incorporated by reference to Exhibit 2.1 to Medivation, Inc.’s Current Report on Form 8-K filed with the SEC on August 22, 2016).

3.1	Amended and Restated Certificate of Incorporation of Medivation, Inc.

3.2	Amended and Restated Bylaws of Medivation, Inc.